PLEASANT KIDS, INC. 10-Q

Exhibit 10.21

AGREEMENT FOR CONVERSION OF

INDEBTEDNESS TO SERIES B VOTING PREFERRED STOCK

OF

PLEASANT KIDS, INC.

A FLORIDA CORPORATION

THIS AGREEMENT OF CONVERSION OF INDEBTEDNESS TO SERIES B PREFERRED VOTING STOCK (“Agreement”) is made and entered into the 20th day of March, 2015, by and between Pleasant Kids, Inc.(the “Company”), Robert Rico and Calvin Lewis (the “Holders”).

RECITALS

A. Pursuant to the provisions of that certain debt of unpaid salary, the Company is indebted to the Holders in the principal amount of $20,000.00 (the “Indebtedness”).

B. The Company and the Holders, and each of them, desire that the Holders convert the Indebtedness into 10,000,000 shares of the Company’s Series B Voting Preferred Stock, on the terms and subject to the conditions specified in this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS, AND UNDERTAKINGS SPECIFIED IN THIS AGREEMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WHICH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES TO THIS AGREEMENT HEREBY REPRESENT, WARRANT AND AGREE AS FOLLOWS:

1. Recitals. The above recitals are true and correct and, by this reference, are made a part of this Agreement proper, as though specified completely and specifically at length in this Agreement proper

2. Conversion of Indebtedness. The Indebtedness shall be, and hereby is, converted to 10,000,000 shares of the Company’s Series B Voting Preferred Stock (the “Shares”).

3. Ownership of the Indebtedness. The Holders are the owners of the Indebtedness and have not sold, assigned, transferred, conveyed, or otherwise disposed of the Indebtedness, or any portion thereof.

4. Due Diligence By the Holders. The Holders have relied solely upon such independent investigations and due diligence made by the Holders in making its decision to convert the Indebtedness to the Shares as the Holders have determined to be necessary or appropriate.

5. No Determination By Agency. No agency or regulatory authority has approved or made any finding or determination regarding the fairness of the conversion of the Indebtedness to the Shares.

6. Nature of Investment in the Shares. The Holders understand that the conversion of the Indebtedness to the Shares is a speculative investment and involves certain risks.

7. Forward Looking Information Regarding the Company. The Holders understand that the information provided to the Holders by the Company regarding the conversion of the Indebtedness to the Shares specifies certain forward looking and anticipatory information that involves risks and uncertainties including information regarding the Company’s business and expectations.  The Holders understand that such information, generally, is not based on historical facts and, therefore, the Company’s actual results may differ materially from those specified or contemplated by that information.  The Holders understand that the results of the Company’s operations, including, but not limited to, revenue and profits, may differ materially from those specified in or contemplated by that information.  The Holders understand that in evaluating that information, the Holders have considered various factors which may cause results to differ materially from any information provided to the Holders by the Company in connection with the conversion of the Indebtedness to the Shares.  The Holders understand that the forward looking, anticipatory information provided to the Holders by the Company in connection with the conversion of the Indebtedness to the Shares is made in good faith and based upon the current judgment of the Company regarding its proposed business.  The Holders understand that actual results from the operations of the Company will almost always vary, sometimes materially, from any future performance suggested or contemplated by that information.

8. Knowledge and Experience of the Holders. The Holders have the requisite knowledge and experience to evaluate the relative business and tax aspects and risks, or the Holders have relied upon the advice of experience advisors with regard to the relative business and tax aspects and risks, and other considerations involved in the conversion of the Indebtedness to the Shares.

9. Pre-existing Relationship Among the Holders and the Company. The Holders have a pre-existing relationship with the Company, and that pre-existing relationship was developed and formed prior to, and independent and not as a result of, the Holders’ decision to convert the Indebtedness to the Shares.  As a result of that pre-existing relationship with the Company and because of the Holders’ business or financial experience, it is reasonable for the Company to assume that the Holders have the capacity to protect the Holders’ interests in connection with the conversion of the Indebtedness to the Shares.

10. No Registration of the Shares. The Holders understand that the conversion of the Indebtedness to the Shares has not been registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), because of that certain exemption from the registration and prospectus delivery requirements of the Act specified by the provisions of Section 3(a)(9) of the Act.  The Holders understand that the Holders have no right to require that the Shares be registered or qualified with any securities commission, regulator, administrator, or similar authority of any jurisdiction.  The Holders are aware that the Company has no obligation to assist the Holders in obtaining any exemption from any registration or qualification requirements imposed by applicable law or registering or qualifying the Shares in any jurisdiction.  The Holders are aware that the Holders shall be responsible for compliance with all conditions on transfer imposed by the Commission or any securities administrator or similar authority of any state of province.

11. Responsibility Re: Tax Consequences. The Holders understand that any tax consequences resulting from its conversion of the Indebtedness to the Shares will depend upon the Holders’ particular circumstances, and the Company will not be responsible or liable for any tax consequences resulting from the conversion of the Indebtedness to the Shares.

12. No Commission or Other Remuneration. No commission or other remuneration has been paid or has agreed to be paid or given, directly, or indirectly, for soliciting the exchange and conversion of the Indebtedness for the Shares.

13. Release of the Indebtedness. In consideration of the issuance by the Company to the Holders of the Shares, the Holders hereby irrevocably, unconditionally, and forever releases, acquits, and discharges the Company from any and all liability, debts, demands and rights relating to, and any cause of action that could have been asserted in connection with, the Indebtedness.

14. Capacity to Execute Agreement. Each party to this Agreement represents, warrants, and covenants that such party has the complete right and authority to enter into, execute, and deliver this Agreement, and the person executing this Agreement on behalf of such party has the complete right and authority to commit and obligate such party fully and completely as specified in this Agreement.

15. Lack of Duress. Each party to this Agreement represents, warrants, and covenants that such party executes and delivers this Agreement of such party’s free will and with no threat, menace, coercion or duress, whether economic of physical.

Moreover, each party to this Agreement represents, warrants, and covenants that such party executes this Agreement acting on such party’s judgment and advice of such party’s counsel, without any representation, express or implied, of any kind from the other party to this Agreement, except as specified expressly in this Agreement.

16. Survival of Covenants, Representations and Warranties. All covenants, representations, and warranties made by the parties to this Agreement shall be deemed made for the purpose of inducing each such party to enter into and execute and deliver this Agreement.  The representations, warranties, and covenants specified in this Agreement shall survive any investigation by either such party, whether before or after the execution of this Agreement.  The covenants, representations, and warranties of the parties to this Agreement are made only to and for the benefit of those parties and shall not create or vest rights in other person.

17. Entire Agreement. This Agreement is the final written expression and complete and exclusive specification of all the agreements, conditions, promises, representations, warranties, and covenants among the parties to this Agreement with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussion by and among those parties, their respective counsel, and any other person with respect to the subject matter specified in this Agreement.  This Agreement may be amended only by an instrument in writing which specifically refers to this Agreement and indicates that such instrument is intended to amend this Agreement and signed by each of the parties to this Agreement.

18. Captions and Interpretations. Captions of the sections of this Agreement are for convenience and reference only, and the words specified therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Agreement.  The language in this Agreement, in all events, shall be construed in accordance with the fair meaning of that language, as if prepared by both parties to this Agreement and not strictly for or against either such party.  Each party to this Agreement has reviewed and read this Agreement carefully.  The rule of construction which requires a court to resolve any ambiguities against the drafting party shall not apply in interpreting the provisions of this Agreement.

19. Number and Gender.   Whenever the singular number is used in this Agreement and, when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa, and the word “person” shall include individual, company, sole proprietorship, corporation, joint venture, association, joint stock company, fraternal order, cooperative, league, club, society, organization, trust, estate, governmental agency, political subdivision or authority, firm, municipality, congregation, partnership, or other form of entity, whether active or passive.

20. Severability.  In the event any portion of this Agreement, for any reason, is determined to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in complete force and effect, as if this Agreement had been executed with that invalid portion of this Agreement eliminated.  It is hereby declared the intention of the parties to this Agreement that those parties would have executed the remaining portion of this Agreement without including any portion which, for any reason, hereafter may be determined to be invalid.

21. Execution in Counterparts. This Agreement may be prepared in multiple copies and forwarded (by facsimile or electronic transmission) to each of the parties to this Agreement (or their counsel) for signature. The signatures of those parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received (by facsimile or electronic transmission) and signed by both such parties, those copies shall constitute one agreement which is not otherwise separable or divisible.

22. Expenses.  Each party to this Agreement shall pay such party’s costs and expenses incurred by such party in connection with the preparation, execution and delivery of this Agreement and the action contemplated by the provisions of this Agreement.

23. Further Assurances.  Each party, at any time and from time to time, at any other party’s request, shall execute, acknowledge, and deliver any and all instruments and take any and all action that may be necessary or proper to carry out, perform, and effectuate the intents and purposes of the provisions of this Agreement.  In the event of refusal or failure to do so by any party, any other such party shall have the power and authority, as attorney-in-fact for the party so refusing or failing, to execute, acknowledge, and deliver such instrument and take any and all such action.

24. Consent to Agreement. By executing this Agreement, each party represents that such party has read or caused to be read this Agreement in all particulars and consents to the rights, conditions, obligations, duties, and responsibilities imposed upon such party by the provisions of this Agreement.  Each party represents, warrants, and covenants that such party executes and delivers this Agreement of such party’s free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical.  Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party’s independent judgment.

25. Choice of Law and Consent to Jurisdiction. This Agreement shall be deemed to have been entered into in the State of Florida. All questions concerning the validity, interpretation, or performance of any of the terms, conditions, and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of Florida, without regard to conflicts of law principles.

IN WITNESS WHEREOF the parties to this Agreement have executed this Agreement in duplicate and in multiple counterparts, each of which shall have the force and effect of an original, on the date specified in the preamble of this Agreement.

THE COMPANY:	THE HOLDERS:

Pleasant Kids, Inc.	By:	/s/ Robert Rico
A Florida Corporation	the Indebtedness Holder

By:	/s/Robert Rico	By:	/s/ Calvin Lewis
Its:	President and Director	the Indebtedness Holder

By:	/s/Calvin Lewis
Its:	Executive Vice President